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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):   JULY 24, 1998



                               LENNAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                     1-11749                   59-1281887
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)               File No.)              Identification No.)




700 NORTHWEST 107TH AVENUE, MIAMI, FLORIDA                          33172
(Address of Principal Executive Office)                           (Zip Code)



Registrant's Telephone Number, Including Area Code: (305) 559-4000




                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

         On February 3, 1998, Lennar Corporation (the "Company") filed a registration statement on Form S-3 (File No. 333-45527) (the "Registration Statement"), relating to $500,000,000 aggregate offering price of common stock, preferred stock, depositary shares representing shares of preferred stock, warrants and debt securities with the Securities and Exchange Commission (the "SEC"). On February 12, 1998 the Registration Statement was declared effective by the SEC. The Company has offered for a total of $200,040,030 ($230,046,035 if an underwriters' over-allotment option is exercised in full) Zero Coupon Senior Convertible Debentures Due 2018 (the "Debentures") with an aggregate principal amount of $431,000,000 ($495,650,000 if the underwriter's over-allotment option is exercised in full) at maturity in an underwritten public offering through the several underwriters (the "Underwriters") listed on Schedule I to the Underwriting Agreement which is filed as Exhibit 1.1 to this Report. The Debentures are being issued pursuant to an Indenture dated December 31, 1997 and a First Supplemental Indenture dated as of July 29, 1998. The First Supplemental Indenture is filed as Exhibit 4.1 to this Report.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c)     Exhibits

             1.1 Underwriting Agreement dated July 24, 1998 by and between the Company and the Underwriters named therein.

             4.1 Form of First Supplemental Indenture dated as of July 29, 1998 between the Company and the Trustee

            23.1   Consent of Deloitte & Touche LLP
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LENNAR CORPORATION



                                        By: /s/ Stuart A. Miller
                                            ------------------------------------
                                            Stuart A. Miller
                                            President

Date: July 28, 1998



                                       S-1
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                                  EXHIBIT INDEX

EXHIBIT


   1.1 Underwriting Agreement dated July 24, 1998 by and between the Company and the Underwriters named therein

   4.1 Form of First Supplemental Indenture dated as of July 29, 1998 between the Company and the Trustee

   23.1        Consent of Deloitte & Touche LLP


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